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                                  JUNE 25, 1996 - INFORMATION ON DISTRIBUTION        EXHIBIT 28.2
                                                      TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1996-2
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                        Principal Amt
             Original    Outstanding                                                          Ending
Certificate  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   1-A      $30,088,323   $29,712,439    7.000%    $174,468      $174,467     $122,300      $29,590,139



            $30,088,323   $29,712,439              $174,468      $174,467     $122,300      $29,590,139







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